UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, PO Box 188, Thorofare, New Jersey	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 and its Annual Report on Form 10-K for the fiscal year ended December 30, 2012, Checkpoint Systems, Inc. (the "Company") has classified as held for sale the U.S. and Canada based CheckView® business ("the disposal group"). Beginning with the quarterly period ended December 30, 2012, the operations and select assets and liabilities of the disposal group were determined to be discontinued operations. Under generally accepted accounting principles, the Company is required to reclassify previously reported prior period financial statements to reflect the discontinued operations on a basis comparable to the current presentation.

In order to assist investors' understanding of the treatment of the operations of the disposal group as discontinued operations on a quarterly basis, the Company has posted to its website, and is furnishing herewith, certain financial information that has been revised. The information furnished herewith is consistent with the method in which the Company's results were reported for the quarterly and annual period ended December 30, 2012, and will be reported going forward.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Historical Quarterly and Annual Financial information reflecting the U.S. and Canada based CheckView® business as Discontinued Operations.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT SYSTEMS, INC.

By: /s/ Raymond D. Andrews
Name: Raymond D. Andrews
Title: Senior Vice President and Chief Financial Officer

Date: May 20, 2013

Checkpoint Systems, Inc.

Index of Exhibits

EXHIBIT	DESCRIPTION
Exhibit 99.1**	Historical Quarterly and Annual Financial information reflecting the U.S. and Canada based CheckView® business as Discontinued Operations.

Exhibit 101.INS**	XBRL Instance Document.

Exhibit 101.SCH**	XBRL Taxonomy Extension Schema Document.

Exhibit 101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

Exhibit 101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

Exhibit 101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

Exhibit 101.DEF**	XBRL Taxonomy Extension Definition Document.

** furnished herewith